UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 24, 2014

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

702 N. Franklin Street, Tampa, Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Amendment of a Material Definitive Agreement

On December 24, 2014, TECO Diversified, Inc., a wholly-owned subsidiary of TECO Energy, Inc. (the “Company”), entered into an amendment (the “Amendment”) to the Securities Purchase Agreement dated as of October 17, 2014 with Cambrian Coal Corporation (the “SPA”). As previously reported, the SPA relates to the sale of all of the ownership interest in TECO Coal, LLC (“TECO Coal”) to Cambrian Coal Corporation, and was subject to termination by either party if specified closing conditions, including the purchaser’s obtaining financing in order to pay a portion of the purchase price, were not met by December 31, 2014. The Amendment extends this date, and now provides that the SPA, as amended, is subject to termination by either party if the specified closing conditions are not met by February 20, 2015. The Amendment also removes the restriction on the Company’s ability to be in contact with other potential purchasers.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 to this report, and is incorporated herein by reference.

On December 24, 2014, the Company issued a press release regarding the Amendment described above, which is attached as Exhibit 99.1 to this report.

Section 9 – Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits

(d)	Exhibits

2.1	Amendment dated as of December 24, 2014 to the Securities Purchase Agreement dated as of October 17, 2014, by and between TECO Diversified, Inc. as Seller, and Cambrian Coal Corporation, as Purchaser.

99.1	Press release dated December 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 24, 2014		TECO ENERGY, INC.
(Registrant)

	By:	/s/ Charles A. Attal III
Charles A. Attal III
Senior Vice President-General Counsel and Chief Legal Officer

Exhibit Index

Exhibit No.	Description of Exhibits

2.1	Amendment dated as of December 24, 2014 to the Securities Purchase Agreement dated as of October 17, 2014, by and between TECO Diversified, Inc. as Seller, and Cambrian Coal Corporation, as Purchaser.

99.1	Press release dated December 24, 2014.